Exhibit 10.62

Client Code/Reference No: WFNIA/CA

AMENDMENT

Date of Amendment: June 21st 2011

AMENDMENT to the Index License Agreement for Funds (the “Agreement”), dated as of May 18, 2000, by and between MSCI Inc. (“MSCI”), a Delaware corporation, and Barclays Global investors, N.A. (“Licensee”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed in the Agreement.

1.	Exhibit B is hereby amended to allow the Funds to be additionally listed and traded on the Mexican domiciled stock or securities exchanges (herein referred to as the “Mexican Listed Funds”). All Listed Funds must be issued, sold and traded on a public basis in accordance with the applicable Mexican securities law. All other terms and restrictions contained in Exhibit B shall apply to the Mexican Listed Funds. Notwithstanding anything to the contrary in Exhibit A, the Mexican Listed Funds may only be based on the following index:

MSCI EAFE Growth Index	MSCI Japan Small Cap index
MSCI EAFE Value index	MSCI Kokusai Index

For the avoidance of doubt, the license fees set forth in the Agreement as amended, shall apply with respect to all Mexican Listed Funds. For clarity, there shall be no separate licensee fees for the Mexican Listed Funds but any additional assets from the Mexican Listed Funds shall be included in the average daily net assets of the applicable US listed Funds for purposed of calculating license fees.

2.	This Amendment is intended to amend and operate in conjunction with the Agreement and together this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof. To the extent that any terms of this Amendment conflict with any terms of the Agreement, the terms of this Amendment shall control. No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

LICENSEE		MSCI Inc.

By	/s/ Jenni A. Lee	By	/s/ Paul Friedman
Name	Jenni A. Lee	Name	Paul Friedman
	(printed)		(printed)
Title	Director	Title	Executive Director
Date	6/28/2001	Date

By	/s/ Timothy M. Meyer
Name	Timothy M. Meyer
(printed)
Title	M. Director
Date	6/28/2011